                                                                                                                                          Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-152472 and 333-167457) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958, 333-133218, 333-142323, 333-144748, 333-158630 and 333-167975) on Form S-3, and registration statements (Nos. 333-114098 and 333-109114) on Form S-2 of Antares Pharma, Inc. of our report dated March 12, 2012 with respect to the consolidated balance sheets of Antares Pharma, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2011,  and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Antares Pharma, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
March 12, 2012